Western Asset Global Partners Income Fund Inc. Announces Approval of Change to Primary Investment Objective, Subject to Stockholder Approval, and Changes to Non-Fundamental Investment Policies

NEW YORK – (BUSINESS WIRE) – August 16, 2007

Western Asset Global Partners Income Fund Inc. (NYSE: GDF) today announced approval by the Board of Directors of a change to the Fund’s primary investment objective, subject to stockholder approval. The Fund will solicit stockholders to seek their approval of the change to the Fund’s primary investment objective at the Fund’s next annual meeting of stockholders, to be held in December 2007. The Fund also announced approval by the Board of Directors of changes to its non-fundamental investment policies. Certain changes to the Fund’s non-fundamental investment policies will be effective September 17, 2007; other changes to the Fund’s non-fundamental investment policies will be effective upon approval by the Fund’s stockholders of the proposal to change the Fund’s primary investment objective.

The Board of Directors approved management’s proposal to change the primary investment objective of the Fund, subject to stockholder approval, to provide that the Fund will seek to maintain a high level of current income. The current primary investment objective of the Fund is to maintain a high level of current income by investing primarily in a portfolio of high yield U.S. and non-U.S. corporate debt securities and high yield foreign sovereign debt securities. The Fund’s secondary investment objective, seeking capital appreciation, remains unchanged.

The Fund’s Board of Directors also approved amending the Fund’s non-fundamental investment policies to provide that, under normal market conditions, the Fund will invest at least 33% of its total assets in securities of issuers that are, or are incorporated in or generate the majority of their revenue in, emerging market countries and at least 33% of its total assets in high yield U.S. corporate debt securities. Under the amended policies, the Fund will also be able to invest up to 33% of its total assets in a broad range of other U.S. and non-U.S. fixed income securities, both investment grade and high yield securities, including but not limited to corporate bonds, loans, mortgage- and asset-backed securities, preferred stock and sovereign debt, derivative instruments of the foregoing securities and dollar rolls. For purposes of the amended policies, a “high yield” debt security will be defined as any debt security that is rated below investment grade by a nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the Fund’s investment manager. Also, for purposes of the amended policies, “emerging market country” will be defined as any country which is, at the time of investment, represented in the JPMorgan

Emerging Markets Bond Index Global or categorized by the International Bank for Reconstruction and Development (“World Bank”), in its annual categorization, as middle or low-income. Under normal circumstances, the Fund will invest in securities of issuers located in the United States and at least three foreign countries. Currently, the Fund is limited to investing, under normal market conditions, at least 33% of its total assets in high yield U.S. corporate debt securities and at least 33% of the Fund’s total assets in high yield foreign sovereign debt securities. The Fund’s current investment guidelines also permit the Fund to invest up to 33% of its total assets in high yield non-U.S. corporate debt securities. These changes to the Fund’s non-fundamental investment policies will become effective upon approval by the Fund’s stockholders of the proposal to change the Fund’s primary investment objective, as described above.

The Board of Directors also approved amended, non-fundamental investment policies relating to credit quality providing that the Fund will usually attempt to maintain a portfolio with a weighted average credit rating of at least B3 by Moody’s Investors Service (“Moody’s) or B- by Standard & Poor’s Corporation (“S&P”), or an equivalent rating by any nationally recognized statistical rating organization. Previously, the debt securities in which the Fund invested generally had to be rated at the time of investment in the categories Ba or B by Moody’s or BB or B by S&P or, if not rated by Moody’s or S&P, of comparable quality as determined by the Fund’s investment manager. These changes to the Fund’s non-fundamental investment policies will become effective on September 17, 2007.

The purpose of the proposed change to the Fund’s primary investment objective and the changes to the Fund’s non-fundamental investment policies is to broaden the investment opportunities of the Fund and to allow the Fund to invest a greater percentage of its assets in securities that are rated investment grade. As the emerging market sector has evolved and developed since the Fund’s inception in October of 1993, more fixed income securities issued by governments and corporations in emerging market countries (“emerging market debt”) have earned investment grade ratings. These increases in the ratings of emerging market debt have resulted from issuers benefiting from substantial increases in commodity prices and increased fiscal responsibility on the part of the governments of emerging market countries. Currently, approximately 39% of the JP Morgan Emerging Markets Bond Index Global, one of the unmanaged benchmarks against which the Fund measures its performance, is composed of emerging market debt that is rated investment grade.

On August 15, 2007, the Board of the Fund approved these non-fundamental changes in order to provide Legg Mason Partners Fund Advisor, LLC, the Fund’s investment manager, and Western Asset Management Company, the Funds’ subadviser (“Western Asset”), with greater flexibility in making investment decisions by providing them with the ability to invest in securities rated investment grade in addition to investing in non-investment grade securities.

Management recommended these changes in the belief that it would be in the best interests of shareholders to broaden the range of securities in which the Fund may invest while also potentially reducing the Fund’s risk profile.

It is important to note that the proposed changes are expected to provide the portfolio managers with additional flexibility to meet the Fund’s investment objectives and address developments in the market, but other than potential investments made in investment grade emerging market debt, there is no expectation that dramatic changes in the Fund’s portfolio composition or investment approach will result.

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Additional Information About Dollar Rolls, Mortgage-Backed Securities and Asset-Backed Securities

Under the Fund’s amended non-fundamental investment policies, the Fund will be able to invest in dollar rolls, mortgage-backed securities and asset-backed securities as part of its investment strategies. Under a dollar roll transaction, the Fund sells securities for delivery in the current month, or sells securities it has purchased on a “to-be-announced” basis, and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the purchased securities. Dollar rolls are speculative techniques involving leverage, and are considered borrowings by the Fund if the Fund does not establish and maintain a segregated account. In addition, dollar rolls involve the risk that the market value of the securities the Fund is obligated to repurchase may decline below the repurchase price. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities. Successful use of dollar rolls may depend upon the ability of the Fund’s investment manager to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

Mortgage-backed securities may be issued by private companies or by agencies of the U.S. Government and represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain debt instruments may only pay principal at maturity or may only represent the right to receive payments of principal or payments of interest on underlying pools of mortgages, assets or government securities, but not both. The value of these types of instruments may change more drastically than debt securities that pay both principal and interest during periods of changing interest rates. The Fund may obtain a below market yield or incur a loss on such instruments during periods of declining interest rates. Principal only and interest only instruments are subject to extension risk. For mortgage derivatives and structured securities that have imbedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives may be illiquid and hard to value in declining markets.

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In connection with the proposal to change the Fund’s primary investment objective, the Fund intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). Investors and stockholders are advised to read the proxy statement when it becomes available, because it will contain important information. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available for free at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Fund at 1-888-777-0102 or by visiting the Fund’s website at www.leggmason.com.

The Fund, its directors and executive officers and other members of its management and employees may be deemed to be participants in the Fund’s solicitation of proxies from its stockholders in connection with the proposal to change the Fund’s primary investment objective. Information concerning the interests of the Fund’s participants in the solicitation is set forth in the Fund’s proxy statements and stockholder reports on Form N-CSR, previously filed with the SEC.

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Western Asset Global Partners Fund Inc., a non-diversified, closed-end management investment company, is managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and is sub-advised by Western Asset Management Company, an affiliate of the investment manager.

For more information on the Funds, please contact our Investor Relations Group at 1-888-777-0102 or consult the Fund’s website at www.leggmason.com.

Contact:

Brenda Grandell

Director, Closed-End Funds

Legg Mason & Co., LLC

212-291-3775